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                      SECOND AMENDMENT TO FLEX SPACE LEASE


         THIS SECOND AMENDMENT TO FLEX SPACE LEASE, dated November 19, 1993, is by and between NAIRN GREAT VALLEY, INC., a Pennsylvania corporation ("Landlord"), and APOLLON, INC., a Pennsylvania corporation ("Tenant").
Landlord and Tenant may be hereinafter referred to individually as a "Party" and collectively as the "Parties".


                                   BACKGROUND

         Landlord and Tenant entered into a certain Flex Space Lease and Rider to Flex Space Lease, each dated July 8, 1992 (collectively, the "Lease") for 21,347 square feet of space, known as Suite 30, in the building known as One Great Valley Parkway, Malvern, Pennsylvania.

         On January 11, 1993 Landlord and Tenant amended the Original Lease by a First Amendment to Flex Space Lease (the "First Amendment") wherein, among other things, the demised premises was enlarged to 25,347 square feet and the Minimum Annual Rent and Tenant's Proportionate Share of Operating Expenses was increased.

         Landlord and Tenant desire to further expand the area of the demised premises in the Lease and modify the Lease on the terms set forth in this Second Amendment.

         The Lease, the First Amendment and this Second Amendment shall be collectively referred to herein as the "Lease".

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

         1. The Lease remains in full force and effect on the terms and conditions set forth in the Lease, except as modified by the First Amendment and this Second Amendment.

         2. Each capitalized term used in this Second Amendment shall have the same meaning as is ascribed to such term in the Lease, unless defined in this Second Amendment.

         3. The "Commencement Date" of the Term is deemed by the Parties to be August 15, 1992.

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         4.   This Second Amendment shall be effective upon the first day of the first full calendar month after the date of this Second Amendment.

         5. The definitions of "Premises", "Period of Lease" and "Tenant's Proportionate Share" in the Term Sheet of the Lease, as amended in the First Amendment, shall be amended and restated in their entirety as follows:

         Premises:      21,347 square feet of space in the Building to be known
                        as Suite 30 as more particularly identified in Exhibit
                        A-2, from the Commencement Date through and including
                        January 31, 1993.

                        25,347 square feet of space in the Building to be known as Suites 30 and 24, as more particularly identified in Exhibit A-2, from February 1, 1993 through and including August 31, 1993.

                        35,725 square feet of space in the Building to be known as Suites 30, 24 and 20, as more particularly identified in Exhibit A-2, from September 1, 1993 through and including December 31, 1993.

                        40,700 square feet of space in the Building to be known as Suites 30, 24, 20, and 18, as more particularly identified in Exhibit A-2, from January 1, 1994 through and including August 31, 1998.

         Period of
         Lease:         From August 15, 1992 through and including August 31,
                        1998.

         Tenant's
         Proportionate
         Share: 35.064 percent from the Commencement Date through January 31, 1993.

                        41.6344 percent from February 1, 1993 through August 31, 1993.

                        58.6810 percent from September 1, 1993 through December 31, 1993.

                        66.8528 percent from January 1, 1994 through August 31, 1998.

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         6.   The "Property Manager" defined on the Term Sheet shall be
restated to be:

              Axiom Real Estate Management, Inc., Agent
              for Nairn Great Valley, Inc.
              1600 Market Street, 19th Floor
              Philadelphia, PA  19103

         7. Without limitation of any other rights or remedies available to the Landlord under Section 27(b) entitled "Remedies", or which are otherwise available at law or in equity, and subject to Section 27(d) of the Lease, the following remedy of Landlord in the case of a default by the Tenant under the Lease, as herein amended, is restated and granted as follows:

         When this Lease and the Term or any extension or renewal thereof shall have been terminated on account of any default by Tenant, or when the Term has expired, it shall be lawful for any attorney of any court of record in Pennsylvania to appear as attorney for Tenant as well for all persons claiming by, through or under Tenant and to confess judgment against it, them or any of them, for the recovery by Landlord of possession of the Premises, for which this Lease shall be said attorney's sufficient warrant; and, thereupon, if Landlord so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever. Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease or Tenant's right of possession as hereinbefore set forth, to direct any attorney of any court of record in Pennsylvania to confess judgment for the recovery of possession of the Premises as hereinbefore provided, on one or more occasions.


         8. Section 42(a) contained on the Rider to Flex Space Lease entitled "Minimum Annual Rent", as amended in the First Amendment, shall be restated in its entirety as follows:

              (a) The aggregate of all "Minimum Annual Rent" for the initial Term of the Lease shall be One Million One Hundred Thirty Five Thousand Three Hundred Eighty Seven and 38/100 Dollars ($1,135,387.38) payable as follows:

                   i) Through and including February 28, 1993: $23,020.86; with the applicable Monthly Installment during such period being $3,541.67.

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                  ii)   Commencing on March 1, 1993 and continuing through and
                        including August 31, 1993, $30,750.00; with the applicable Monthly Installment during such period being $5,125.00.

                 iii) Commencing on September 1, 1993 and continuing through and including October 31, 1993 $13,709.34; with the applicable Monthly Installment during such period being $6,854.67.

                  iv) Commencing on November 1, 1993 and continuing through and including August 31, 1994, $117,117.30; with the applicable Monthly Installment during such period being $11,711.73.

                   v) Commencing on September 1, 1994 and continuing through and including August 31, 1995, $157,708.80; with the applicable Monthly Installment during such period being $13,142.40.

                  vi) Commencing on September 1, 1995 and continuing through and including August 31, 1996, $228,257.16; with the applicable Monthly Installment during such period being $19,021.43.

                 vii) Commencing on September 1, 1996 and continuing through and including October 31, 1997, $308,480.62, with the applicable Monthly Installment during such period being $22,034.33.

                viii) Commencing on November 1, 1997 and continuing through and including August 31, 1998, $256,343.30, with the applicable Monthly Installment during such period being $25,634.33.

         9. The last sentence of Section 44(c) in the Rider to Flex Space Lease which states: "Notwithstanding the foregoing, the fair market rental shall not exceed $9.50 per square foot of space in the Premises"; shall be restated in its entirety as follows: "Notwithstanding the foregoing, the fair market rental shall not exceed $10.00 per square foot of space in the Premises.

         10. The Premises are and shall be accepted by Tenant in "as is" condition without warranty or representation of any

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kind, either express or implied, by the Landlord.  Without limitation of the foregoing, it is agreed that Landlord shall have no responsibility for, and Tenant's obligations under this Lease are not conditioned upon, the obtaining of any building permits or certificates of occupancy for any part of the Premises.

         11. The Original Lease, as modified by the First Amendment and this Second Amendment, shall constitute the entire agreement between Landlord and Tenant with respect to the Premises and the Building.

         12. This Second Amendment is intended to be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, this Second Amendment to Flex Space Lease has been executed by Landlord and Tenant as of the date first above set forth.

                                            NAIRN GREAT VALLEY, INC.


Attest:     [illegible signature]            By:     [illegible signature]
      -------------------------------         ---------------------------------
              Secretary                               President


                                            APOLLON, INC.


Attest:     /s/ Richard A. Carrano          By:    /s/ Vincent R. Zurawski
      -------------------------------          --------------------------------
            Assistant Secretary                         President




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                                EXHIBIT A-2

[Diagram demonstrating overall floor plan of the leased space in the Building.]






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